                                                                Exhibit 99.1
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                                  PRESS RELEASE
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                                 ASTRO-MED, INC.
                            600 East Greenwich Avenue
                        West Warwick, Rhode Island 02893

For Immediate Release

Contact:  Albert W. Ondis
          Joseph P. O'Connell                                      May 24, 2005
          Astro-Med, Inc.
          (401) 828-4000

                    Astro-Med Reports First Quarter Results;
                     Directors Declare Regular Cash Dividend

West Warwick,  RI, May 24, 2005 --  Astro-Med,  Inc.  (NASDAQ:ALOT)  reports net income of $398,444,  equal to 7 cents per diluted share, on sales of $14,193,266 for the First Quarter ending April 30, 2005. During the corresponding  period of the previous  year, the Company  reported net income of $1,598,270,  equal to 27 cents per diluted share,  on sales of  $14,242,268.  The prior year's net income includes the one-time non-cash benefit of $939,000 or 16 cents per diluted share which is related to the release of the  valuation  allowance on the net deferred tax asset that was established in fiscal year 2003.

Commenting on the results,  Albert W. Ondis,  Chief Executive  Officer,  stated:
"Although our sales in the First Quarter were flat,  new bookings  reached $15.0 million,  an  improvement  over the  previous  quarter and the prior year.  Each
product   group   experienced   increases   from  the   prior   year   including
QuickLabelSystems®  with $7.3  million in new orders,  Grass-Telefactor®
with $4.4 million in new orders and Test &  Measurement  had $3.3 million in new orders.

"The Company's  First  Quarter's sales volume was comparable to our sales in the prior year's First Quarter.  However,  QuickLabel  Systems sales of $7.1 million and  Grass-Telefactor  sales of $4.5 million  exceeded their respective sales in the  prior  year.  Although  sales of our Dash  series  portable  recorders  and ruggedized products were up 10% and 22% respectively  during the quarter,  total sales for the Test & Measurement group were behind last year's sales for the quarter,  due to the continuing decline in the aerospace  industry.  Our backlog grew 28% from year-end to $4.0 million at the end of the First Quarter.

"The Company's financial position remains very strong with a solid balance sheet including  cash and marketable  securities of $13.7 million.  A current ratio of
4.6 to 1.0, no short or long term debt and a book value of $7.30 per share.

"We  are  confident  that  with  our  expanded  and  experienced  field  selling organization  now in  place,  and a broad  suite  of  existing  and new  product offerings  available,  the Company  will  report  continued  improvement  in its quarterly sales volume and  profitability  throughout the balance of the current fiscal year."

On May 23, 2005, the Directors of Astro-Med  declared the regular quarterly cash dividend of 4 cents per share payable on July 1, 2005 to  shareholders of record on June 17, 2005.

The First Quarter  conference call will be held today,  May 24, 2005, at 5:00 PM
EDT. It will be broadcast  in real time on the  Internet  through our website at
www.astro-medinc.com.  We  invite  you to log on and  listen  in or  access  the broadcast any time for up to 5 days following the event.

Astro-Med,  Inc.  is a  leading  manufacturer  of high tech  specialty  printing
systems,   electronic   medical   instrumentation,   and  test  and  measurement
instruments employed around the world in a wide range of industrial, scientific, and medical applications.

                                 ASTRO-MED, INC.

                      Consolidated Statement of Operations
                     In Thousands Except for Per Share Data
                                   (Unaudited)

                                                               Three-Months Ending
                                                              April 30,     May 1,
                                                                2005          2004
                                                                ----          ----

              Net Sales                                       $14,193      $14,242

              Gross Profit                                      5,688        5,794
                                                                40.1%        40.7%
              Operating Expenses:
                 Selling, General & Administrative              4,219        3,901
                 Research & Development                           953          957
                                                                5,172        4,858

              Operating Income                                    516          936
                                                                 3.6%         6.6%

             Other, Net                                           107           95
                                                                  ---           --

              Income Before Taxes                                 623        1,031

              Income Tax Benefit (Provision)                    (224)          567
                                                                -----          ---

              Net Income                                        $ 399      $ 1,598
                                                                =====      =======

              Net Income Per Share - Basic                     $ 0.08       $ 0.30
                                                               ======       ======
              Net Income Per Share - Diluted                   $ 0.07       $ 0.27
                                                               ======       ======

              Weighted Average Number of Common Shares
                 - Basic                                        5,277        5,245
              Weighted Average Number of Common Shares
                 - Diluted                                      5,712        5,851

              Dividends Declared Per Common Share
                                                               $ 0.04       $ 0.04

                           Selected Balance Sheet Data
                     In Thousands Except for Per Share Data

                                                     As of               As of
                                                 April 30, 2005     January 31, 2005
                                                 --------------     ----------------

            Cash & Marketable Securities            $13,723             $13,983

            Current Assets                          $37,540             $36,726

            Total Assets                            $47,824             $47,039

            Current Liabilities                     $ 8,106             $ 7,458

            Shareholders' Equity                    $38,548             $38,408

                              Safe Harbor Statement

This news release contains  forward-looking  statements,  and actual results may vary from those  expressed  or implied  herein.  Factors that could affect these results  include  those  mentioned in  Astro-Med's  FY2005 annual report and its annual and quarterly filings with the Securities and Exchange Commission.